ATTN:

J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust

Michael Boyle Deutsche Bank National Trust Company Fax: (714) 656-2629 Pentalpha Surveillance LLC Attn: Trust Oversight Manager JPMAC 2007-HE1 Via Fax: (716) 204-5902

FROM:	Carmine Pilla
JPMorgan Chase Bank, N.A.

RE:	Interest Rate Swap Confirmation

YOUR REF:
OUR REF:	# 6900038516619 / 0095010231

DATE SENT:

NO OF PAGES:	8 (Including Cover)

URGENT: PLEASE SIGN AND FAX THIS

CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.

("JPMorgan")

and

J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust

 (the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 14 June 2007, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	# 6900038516619 / 0095010231

Notional Amount:	Per attached schedule in Exhibit A

Trade Date:	07 June 2007

Effective Date:	14 June 2007

Termination Date:	25 November 2013 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 June 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Rate Payer Payment Dates:	The Fixed Rate Payer Period End Date.

Fixed Rate:	5.40 percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 June 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period: Floating Rate Payer Payment Dates: Floating Rate Option:	5.32 percent Two (2) Business days preceding each Floating Rate Payer Period End Date. USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London, Los Angeles

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
ABA: 021000021
AC No: 099997979
Ref: # 6900038516619 / 0095010231, JPMAC 2007-HE1
Payments to Counterparty in USD:	Deutsche Bank National Trust Company- Americas New York, NY 10006 ABANumber: 021-001-033 Account Number: 014-19-663 Name NYLTD Funds Control-Stars West Re: JPMAC 2007-HE1

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	SANTA ANA

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SUPPLEMENTAL INTEREST TRUST TRUSTEE CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Deutsche Bank National Trust Company (“DBNTC”) (i) this Confirmation is executed and delivered by DBNTC, not in its individual capacity but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, DBNTC, as trustee, JPMorgan Chase Bank National Association as servicer, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall DNBTC in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, the Pooling and Servicing Agreement or any related document,(iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty but for the purpose of binding only J.P. Morgan Mortgage Acquisition Trust 2007-HE1 and (iv) nothing herein contained shall be construed as creating any liability for DBNTC, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one the parties hereto.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): # 6900038516619 / 0095010231

JPMorgan Chase Bank, N.A.

/s/ Edward R. Robinson Jr.

Name:	Edward R. Robinson Jr.

Title:	Associate

Accepted and confirmed as of the date first written:

J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust

/s/ Mei Nghia

Name:	Mei Nghia

Title:	Authorized Signer

Your reference number:

Exhibit A

period start	period end	notional
6/14/2007	6/25/2007	445,615,000
6/25/2007	7/25/2007	436,896,000
7/25/2007	8/25/2007	426,654,000
8/25/2007	9/25/2007	414,929,000
9/25/2007	10/25/2007	401,773,000
10/25/2007	11/25/2007	387,019,000
11/25/2007	12/25/2007	371,456,000
12/25/2007	1/25/2008	355,593,000
1/25/2008	2/25/2008	339,721,000
2/25/2008	3/25/2008	324,171,000
3/25/2008	4/25/2008	309,514,000
4/25/2008	5/25/2008	295,475,000
5/25/2008	6/25/2008	282,019,000
6/25/2008	7/25/2008	269,132,000
7/25/2008	8/25/2008	256,787,000
8/25/2008	9/25/2008	243,986,000
9/25/2008	10/25/2008	232,583,000
10/25/2008	11/25/2008	205,552,000
11/25/2008	12/25/2008	153,009,000
12/25/2008	1/25/2009	132,914,000
1/25/2009	2/25/2009	92,605,000
2/25/2009	3/25/2009	80,327,000
3/25/2009	4/25/2009	72,880,000
4/25/2009	5/25/2009	66,304,000
5/25/2009	6/25/2009	61,860,000
6/25/2009	7/25/2009	58,094,000
7/25/2009	8/25/2009	54,514,000
8/25/2009	9/25/2009	51,094,000
9/25/2009	10/25/2009	47,698,000
10/25/2009	11/25/2009	50,053,000
11/25/2009	12/25/2009	51,580,000
12/25/2009	1/25/2010	53,749,000
1/25/2010	2/25/2010	51,881,000
2/25/2010	3/25/2010	49,479,000
3/25/2010	4/25/2010	47,549,000
4/25/2010	5/25/2010	45,697,000
5/25/2010	6/25/2010	43,921,000
6/25/2010	7/25/2010	42,218,000
7/25/2010	8/25/2010	40,583,000
8/25/2010	9/25/2010	39,015,000
9/25/2010	10/25/2010	37,510,000
10/25/2010	11/25/2010	36,065,000
11/25/2010	12/25/2010	34,678,000
12/25/2010	1/25/2011	33,347,000
1/25/2011	2/25/2011	32,056,000
2/25/2011	3/25/2011	30,830,000
3/25/2011	4/25/2011	29,653,000
4/25/2011	5/25/2011	28,522,000
5/25/2011	6/25/2011	27,436,000
6/25/2011	7/25/2011	26,393,000
7/25/2011	8/25/2011	25,391,000
8/25/2011	9/25/2011	24,429,000
9/25/2011	10/25/2011	23,504,000
10/25/2011	11/25/2011	22,560,000
11/25/2011	12/25/2011	21,710,000
12/25/2011	1/25/2012	20,799,000
1/25/2012	2/25/2012	17,923,000
2/25/2012	3/25/2012	16,799,000
3/25/2012	4/25/2012	16,211,000
4/25/2012	5/25/2012	15,658,000
5/25/2012	6/25/2012	15,124,000
6/25/2012	7/25/2012	14,607,000
7/25/2012	8/25/2012	14,107,000
8/25/2012	9/25/2012	13,624,000
9/25/2012	10/25/2012	13,157,000
10/25/2012	11/25/2012	12,705,000
11/25/2012	12/25/2012	12,237,000
12/25/2012	1/25/2013	11,716,000
1/25/2013	2/25/2013	11,214,000
2/25/2013	3/25/2013	10,729,000
3/25/2013	4/25/2013	10,261,000
4/25/2013	5/25/2013	9,811,000
5/25/2013	6/25/2013	9,376,000
6/25/2013	7/25/2013	8,957,000
7/25/2013	8/25/2013	8,552,000
8/25/2013	9/25/2013	8,162,000
9/25/2013	10/25/2013	7,784,000
10/25/2013	11/25/2013	7,421,000

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): # 6900038516619 / 0095010231